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                                                                    Exhibit 99.2

Unaudited Pro Forma Balance Sheet as of March 31, 2002.

         On May 23, 2002, Neoware completed a $12 million private placement of its Common Stock to accredited investors. A total of 1.6 million shares were sold at $7.50 per share.

         The following presents an unaudited pro forma balance sheet as of March 31, 2002 which was prepared as if the private placement took place on that date. The balance sheet gives pro forma effect to the shares issued and net cash received in connection with the transaction and is provided for illustrative purposes only.


















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                              NEOWARE SYSTEMS, INC.
                        UNAUDITED PROFORMA BALANCE SHEET
                                 March 31, 2002

                                                                                    (a)
                                                                                  Proforma
ASSETS                                                    Neoware Systems, Inc   Adjustments     Combined
                                                          --------------------   -----------   -----------
CURRENT ASSETS:
Cash and cash equivalents                                 $ 7,198,258            $11,175,000   $18,373,258
Marketable securities                                         333,333                              333,333
Accounts receivable, net                                    6,121,645                            6,121,645
Inventories                                                   586,257                              586,257
Prepaid expenses and other                                    346,444                              346,444
Notes receivable officers                                      26,072                               26,072
                                                          -----------            -----------   -----------
Total current assets                                       14,612,009             11,175,000    25,787,009

Property and equipment, net                                   625,355                              625,355
Goodwill and other intangibles                             11,636,422                           11,636,422
Note receivable - Officers                                     21,549                               21,549
Capitalized and purchased software, net                        55,146                               55,146
                                                          -----------            -----------   -----------
                                                          $26,950,481            $11,175,000   $38,125,481
                                                          ===========            ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable                                          $ 2,695,618            $             $ 2,695,618
Accrued expenses                                            1,643,452                            1,643,452
Current portion of long term debt                              61,335                               61,335
Deferred revenue                                              368,667                              368,667
                                                          -----------            -----------   -----------
                                                            4,769,072                 -          4,769,072

LONG TERM DEBT                                                220,851                              220,851

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock                                                   11,327                  1,600        12,927
Additional paid-in capital                                 28,856,626             11,173,400    40,030,026
Treasury stock                                               (100,000)                            (100,000)
Accumulated other comprehensive income                         28,917                               28,917
Retained earnings                                          (6,836,312)                          (6,836,312)
                                                          -----------            -----------   -----------
Total stockholders' equity                                 21,960,558             11,175,000    33,135,558
                                                          -----------            -----------   -----------
                                                          $26,950,481            $11,175,000   $38,125,481
                                                          ===========            ===========   ===========

(a) Represents the sale of 1.6 million shares of common stock with a par value $.001 per share at $7.50 per share, net of related costs of the transaction.